UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2017 (June 29, 2017)

PRECIPIO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	001-36439 (Commission File Number)	91-1789357 (I.R.S. Employer Identification No.)

8813 F Street, Omaha, NE 68127

(Address of principal executive offices) (Zip Code)

(402) 452-5400

(Registrant's telephone number, including area code)

TRANSGENOMIC, INC.
(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing on June 29, 2017 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of October 12, 2016 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Merger Agreement”), by and among Transgenomic, Inc. (“Transgenomic”), a Delaware corporation, New Haven Labs Inc., a Delaware corporation and a wholly owned subsidiary of Transgenomic (“Merger Sub”), and Precipio Diagnostics, LLC, a Delaware limited liability company (“Precipio”). Pursuant to the Merger Agreement, Merger Sub merged with and into Precipio, with Precipio as the surviving entity (the “Merger”).

Following the Merger, Transgenomic filed an amendment to its Third Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) changing its name to Precipio, Inc. (“New Precipio”) and a Certificate of Designation establishing a new Series A Senior Convertible Preferred Stock (the “New Preferred Stock”).

In addition, concurrent with this Current Report on Form 8-K, the Company filed an additional Current Report on Form 8-K (the “Concurrent Form 8-K”). The events described in this Current Report on Form 8-K and the Concurrent Form 8-K occurred in connection with the closing of the transactions contemplated by the Merger Agreement.

Item 3.03	Material Modification to Rights of Security Holders.

Elimination of Old Preferred Stock

On the Closing Date, New Precipio filed a certificate (the “Certificate of Elimination”) pursuant to Sections 103 and 151(g) of the Delaware General Corporation Law (the “DGCL”) eliminating from New Precipio’s Certificate of Incorporation the matters set forth in the Certificates of Designation for the Series A Convertible Preferred Stock originally established by Transgenomic on December 28, 2010, the Series B Convertible Preferred Stock originally established by Transgenomic on March 5, 2014 and the Series A-1 Convertible Preferred Stock originally established by Transgenomic on January 8, 2016 (the “Eliminated Preferred Stock”). No shares of the Eliminated Preferred Stock were outstanding at the time of the filing of the Certificate of Elimination.

The Certificate of Elimination is filed as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated by reference herein.

New Preferred Stock

In connection with the Merger and the other transactions described in this Current Report on Form 8-K and the Concurrent Form 8-K, the Company filed a Certificate of Designation with the Secretary of State of the State of Delaware on June 29, 2017, designating 4,100,000 shares of the Company’s Preferred Stock, par value $0.01 per share, as Series A Senior Convertible Preferred Stock and establishing the rights, preferences and privileges of the New Preferred Stock. Generally, the holders of the New Preferred Stock are entitled to vote as a single voting group with the holders of the New Precipio common stock, and the holders of the New Preferred Stock are generally entitled to that number of votes as is equal to the number of whole shares of New Precipio common stock into which the New Preferred Stock may be converted as of the record date of such vote or consent.

So long as the shares of New Preferred Stock are outstanding certain actions will require the separate approval of at least two-thirds of the New Preferred Stock, including: changes to the terms (requires three-fourths approval) of the series of New Preferred Stock, changes to the number of authorized shares of New Preferred Stock, issuing a series of preferred stock that is senior to the New Preferred Stock, changing the size of the board of directors, certain changes to the capital stock of company, bankruptcy proceedings and granting security interests in the company’s assets.

The New Preferred Stock will be convertible into New Precipio common stock at any time at the then applicable conversion price. The initial conversion price for the New Preferred Stock issued in connection with the Merger and the other transactions described herein is $3.736329, but will be subject to anti-dilution protections including adjustments for stock splits, stock dividends, other distributions, recapitalizations and the like. Additionally, each holder of the New Preferred Stock will have a right to convert their New Preferred Stock into securities issued in any future private offering of New Precipio securities at a 15% discount to the proposed price in such private offering.

The New Preferred Stock will be entitled to an annual 8% cumulative payment in lieu of interest or dividends, payable in-kind for the first two years and in cash or in-kind thereafter, at the option of New Precipio. The New Preferred Stock stock also will be entitled to share in any dividends paid on the New Precipio common stock.

In the event of New Precipio’s liquidation, dissolution or winding up, holders of the New Preferred Stock will be entitled to receive assets or surplus funds of New Precipio in an amount equal to the greater of (i) 1.5 times the original purchase price of the New Preferred Stock, plus an amount equal to all unpaid and accrued dividends and dividend equivalents and (ii) the amount that would be payable on the New Preferred Stock if it were converted into New Precipio common stock (the “Liquidation Preference”). This Liquidation Preference also would be due in the event of a future merger or sale of New Precipio, unless a supermajority of holders of New Preferred Stock elect otherwise.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the copy of the Certificate of Designation, which is included in the Certificate of Incorporation filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

Pursuant to the terms of the Merger Agreement, on the Closing Date, an Amendment to the Third Amended Certificate of Incorporation (as amended, the “Certificate of Incorporation”) was filed with the Delaware Secretary of State changing the name of “Transgenomic, Inc.” to “Precipio, Inc.”

On the Closing Date, New Precipio filed the Certificate of Elimination pursuant to Sections 103 and 151(g) of the DGCL eliminating from New Precipio’s Certificate of Incorporation the Eliminated Preferred Stock.

Also in connection with the Merger, the Bylaws of New Precipio were amended to change the name from “Transgenomic, Inc.” to “Precipio, Inc.” (the “Amended Bylaws”).

The Certificate of Incorporation, as amended for the name change and to include the Certificate of Designation for the New Preferred Stock, and the Amended Bylaws are included as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated herein by reference. The Certificate of Elimination is filed as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

A copy of the joint press release, dated June 29, 2017, announcing the closing of the Merger is included as Exhibit 99.1 to this Current Report on Form 8-K and is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Third Amended and Restated Certificate of Incorporation, as amended

3.2	Amended and Restated Bylaws

3.3	Certificate of Elimination

99.1	Press Release, dated June 30, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECIPIO, INC.

By:	/s/ Ilan Danieli
Name:	Ilan Danieli
Title:	Chief Executive Officer

Date: June 30, 2017

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